Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Nuburu, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 27, 2023

Anzu Nuburu LLC		Anzu Nuburu II LLC

By:	/s/ David Seldin	By:	/s/ David Seldin
Name: David Seldin		Name: David Seldin
Title: Manager		Title: Manager

Anzu Nuburu III LLC		Anzu Nuburu V LLC

By:	/s/ David Seldin	By:	/s/ David Seldin
Name: David Seldin		Name: David Seldin
Title: Manager		Title: Manager

Anzu Partners LLC		David M. Seldin

By:	/s/ David Seldin	/s/ David Seldin
Name: David Seldin
Title: Manager

David & Jennifer Michael Family Ltd Partnership		CST Global LLC

By:	/s/ David Michael	By:	/s/ David Michael
Name: David Michael		Name: David Michael
Title: General Partner		Title: Manager

Whitney Haring-Smith		Debrah Herman

/s/ Whitney Haring-Smith		/s/ Debrah Herman

Daniel Hirsch

/s/ Daniel Hirsch